Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2011 RESULTS; PROVIDES FISCAL YEAR 2012 GUIDANCE

RUTLAND, VERMONT (June 15, 2011) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for its fourth quarter and 2011 fiscal year, and gave guidance for its 2012 fiscal year.

For the quarter ended April 30, 2011, revenues were $109.5 million, down $3.2 million or 2.8 percent from the same quarter last year, driven mainly by lower volumes and divestitures.  Operating loss was $(2.6) million for the quarter, down $10.3 million from the same quarter last year.  The current quarter includes a $3.7 million asset impairment charge, a $0.5 million environmental remediation charge, a $3.5 million one-time discretionary bonus payable in connection with the completion of the divestiture of the non-integrated recycling assets and debt refinancings, and a $3.0 million bargain purchase gain on the McKean landfill.

The company’s net income available to common shareholders was $48.8 million, or $1.85 per common share for the quarter, compared to a net loss of ($5.2) million, or ($0.20) per share for the same quarter last year.  With the divestiture of the non-integrated recycling assets and the refinancing of various components of the company’s debt during the quarter, net income for the quarter includes a loss on debt refinancing of $7.3 million before taxes, a loss from discontinued operations net of income taxes of ($1.1) million, and a gain on the disposal of discontinued operations net of income taxes of $45.6 million.  Adjusted EBITDA* for the quarter was $18.3 million, down $6.9 million from same quarter last year.

“Over the past year we have made significant progress on important strategic initiatives, including the sale of our non-integrated recycling assets for an accretive multiple and the refinancing of our then existing senior subordinated notes and senior secured credit facilities,” said John W. Casella, chairman and CEO of Casella Waste Systems.  “While our team executed extremely well on these long-term initiatives, we experienced significant operational challenges over the last six months of our fiscal year, with both internal and external factors contributing to our underperformance.”

“We had extremely challenging weather across the Northeast during the last 6 months of our fiscal year, with record snowfalls followed by record rainfalls across our operating footprint,” Casella said.  “The extreme weather impacted operational performance, with lower than projected productivity throughout the solid waste business, higher operating costs, most notably leachate at the landfills, and a delayed seasonal uptick for solid waste volumes.  In late May, we began to see the expected seasonal volume increase, although two months later than usual, with volumes boosted by the improving weather and clean-up activities from the devastating floods and storms.”

Fiscal Year 2011 Financial Results

For the fiscal year ended April 30, 2011, revenues were $466.1 million, up $8.5 million or 1.9 percent over the same period last year.  Operating income was $28.6 million for fiscal year 2011, down $4.2 million from the same period last year.  The current fiscal year includes a $3.7 million asset impairment charge, a $0.5 million environmental remediation charge, the $3.5 million one-time discretionary bonus described above, a $3.0 million bargain purchase gain on the McKean landfill, and a $3.5 million gain on the sale of assets.

The company’s net income available to common shareholders was $38.4 million, or $1.47 per common share for fiscal year 2011, compared to a net loss of ($13.9) million, or ($0.54) per share for the same period last year.  With the divestiture of the non-integrated recycling assets and other assets during fiscal year 2011 and the refinancing of various components of the company’s debt during the quarter, net income for the period includes a loss on debt refinancing of $7.4 million before taxes, a loss from discontinued operations net of income taxes of ($1.5) million, and a gain on the disposal of discontinued operations net of income taxes of $43.6 million.  Adjusted EBITDA was $102.8 million for fiscal year 2011, down $4.5 million from same period last year.

Fiscal 2012 Outlook

“In fiscal year 2012, our emphasis will be on improving cash flows through increased pricing, cost controls and operating efficiencies, and focused capital deployment,” Casella said.  “Our plan for the fiscal year assumes that economic activity remains soft with limited GDP growth.”

The company provided guidance for its fiscal year 2012, which began May 1, 2011, by estimating results in the following ranges:

•                  Revenues between $475.0 million and $487.0 million (representing growth of 1.9 percent to 4.4 percent);

•                  Adjusted EBITDA* between $105.0 million and $110.0 million;

•                  Capital Expenditures between $52.0 million and $56.0 million;

•                  Free Cash Flow* between $2.0 million and $7.0 million.

The company said the following assumptions are built into its fiscal year 2012 outlook:

•                  No material changes in the regional economy from fiscal year 2011.

•                  In the solid waste business, revenue growth of between 2.5 percent and 4.5 percent, with price growth from 1.5 percent to 2.0 percent; volumes flat to slightly up; and the roll-over impact of the McKean landfill acquisition contributing between 1.0 percent and 1.5 percent.

•                  In the recycling business, overall revenue declines of between 5.0 percent and 10.0 percent, with price slightly up and volumes down.

•                  In the major accounts business, overall revenue growth of between 8.0 percent and 12.0 percent, principally through volume growth due to the addition of new contracts.  The major accounts line of business requires little to no capital; however, growth of this high return-on-invested-capital business is expected to negatively impact overall margins by approximately 50 basis points year-over-year.

•                  We expect the pending Southbridge landfill expansion, the pending Chemung landfill expansion, and the roll-over impact of the McKean landfill acquisition to add an incremental $3.5 to $4.5 million of Adjusted EBITDA in fiscal year 2012.

•                  No acquisitions beyond the above-mentioned roll-over impact of the McKean landfill are included.

•                  Free cash flow of $2.0 million to $7.0 million is based on net cash provided by operating activities of $61.0 million to $66.0 million.  Payments on landfill operating leases are estimated at $6.0 million, and depletion of landfill operating lease obligations and interest accretion on landfill and environmental remediation liabilities are estimated at $12.0 million.  Cash interest is estimated at $41.0 million and cash taxes are estimated at $6.0 million.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, one-time discretionary bonus charge, severance and reorganization charges, goodwill impairment charges, asset impairment charges, environmental remediation charges, as well as, bargain purchase gain (Adjusted EBITDA).  Adjusted EBITDA is a non-GAAP measure.  The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures, less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from sales of assets and

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property and equipment, and which is also a non-GAAP measure.  Adjusted EBITDA is reconciled to Net Income (Loss), while Free Cash Flow is reconciled to Net Cash Provided by Operating Activities.

The company presents Adjusted EBITDA and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. Management uses these non-GAAP measures to further understand our “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, provides investors with the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the U.S. Adjusted EBITDA and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles in the U.S., and may be different from Adjusted EBITDA or Free Cash Flow presented by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States.  For further information, contact Ned Coletta, vice president of finance and investor relations at (802) 772-2239, or Ed Johnson, chief financial officer at (802) 772-2241, or visit the company’s website at http://www.casella.com.

Conference call to discuss fourth quarter

Casella will host a conference call to discuss these results on Thursday, June 16, 2011 at 10:00 a.m. ET.  Individuals interested in participating in the call should dial (877) 548-9590 or (720) 545-0037 at least 10 minutes before start time.  The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.  A replay of the call will be available on the company’s website, or by calling (800) 642-1687 or (706) 645-9291 (Conference ID 72713860) until 11:59 p.m. ET on Thursday, June 23, 2011.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in the commodity pricing of our

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recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2010.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except amounts per share)

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2011	2010	2011	2010

Revenues	$109,549	$112,695	$466,064	$457,642

Operating expenses:
Cost of operations	79,920	76,413	317,504	303,399
General and administration	17,565	13,922	64,010	57,476
Depreciation and amortization	13,484	14,292	58,261	63,619
Asset impairment charge	3,654	—	3,654	—
Environmental remediation charge	549	335	549	335
Bargain purchase gain	(2,975)	—	(2,975)	—
Gain on sale of assets	—	—	(3,502)	—
	112,197	104,962	437,501	424,829

Operating (loss) income	(2,648)	7,733	28,563	32,813

Other expense/(income), net:
Interest expense, net	10,826	11,870	45,858	44,265
Loss from equity method investment	1,560	1,385	4,096	2,691
Loss on debt refinancing	7,275	—	7,390	511
Other income	(370)	(359)	(860)	(847)
	19,291	12,896	56,484	46,620

Loss from continuing operations before income taxes and discontinued operations	(21,939)	(5,163)	(27,921)	(13,807)
(Benefit) provision for income taxes	(26,356)	793	(24,217)	2,242

Income (loss) from continuing operations before discontinued operations	4,417	(5,956)	(3,704)	(16,049)

Discontinued Operations:
(Loss) income from discontinued operations, net of income taxes (1)	(1,141)	(49)	(1,458)	1,011
Gain on disposal of discontinued operations, net of income taxes (1)	45,573	852	43,590	1,180

Net income (loss) available to common stockholders	$48,849	$(5,153)	$38,428	$(13,858)

Common stock and common stock equivalent shares outstanding, assuming full dilution	26,351	25,810	26,105	25,731

Net income (loss) per common share	$1.85	$(0.20)	$1.47	$(0.54)

Adjusted EBITDA (2)	$18,323	$25,236	$102,811	$107,325

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 30,	April 30,
	2011	2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,817	$2,035
Restricted cash	76	76
Accounts receivable - trade, net of allowance for doubtful accounts	54,914	51,370
Other current assets	15,598	28,444
Total current assets	72,405	81,925

Property, plant and equipment, net of accumulated depreciation	453,361	457,670
Goodwill	101,204	100,526
Intangible assets, net	2,455	2,404
Restricted assets	334	228
Notes receivable - related party/employee	1,297	1,288
Investments in unconsolidated entities	38,263	40,965
Other non-current assets	21,262	69,808

Total assets	$690,581	$754,814

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,217	$1,929
Current maturities of financing lease obligations	316	1,045
Accounts payable	42,499	35,056
Other accrued liabilities	39,889	52,050
Total current liabilities	83,921	90,080

Long-term debt and capital leases, less current maturities	461,418	556,130
Financing lease obligations, less current maturities	2,156	7,902
Other long-term liabilities	49,099	50,406

Stockholders’ equity	93,987	50,296

Total liabilities and stockholders’ equity	$690,581	$754,814

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended
	April 30,	April 30,
	2011	2010
Cash Flows from Operating Activities:
Net income (loss)	$38,428	$(13,858)
Income (loss) from discontinued operations, net	1,458	(1,011)
Gain on disposal of discontinued operations, net	(43,590)	(1,180)
Adjustments to reconcile net (income) loss to net cash provided by operating activities -
Gain on sale of assets	(3,502)	—
Gain on sale of equipment	(470)	(1,343)
Depreciation and amortization	58,261	63,619
Depletion of landfill operating lease obligations	7,878	6,867
Interest accretion on landfill and environmental remediation liabilities	3,331	3,506
Environmental remediation charge	549	335
Asset impairment charge	3,654	—
Bargain purchase gain	(2,975)	—
Amortization of premium on senior subordinated notes	(611)	(727)
Amortization of discount on term loan and second lien notes	801	685
Loss from equity method investment	4,096	2,691
Loss on debt refinancing	7,390	511
Stock-based compensation	1,592	1,987
Excess tax benefit on the vesting of share based awards	(129)	—
Deferred income taxes	(23,615)	3,031
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(5,455)	(1,027)
	50,795	80,135
Net Cash Provided by Operating Activities	47,091	64,086
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(1,744)	(864)
Additions to property, plant and equipment - growth	(2,803)	(4,187)
- maintenance	(52,446)	(48,647)
Payments on landfill operating lease contracts	(5,655)	(13,737)
Purchase of gas rights	(1,608)	—
Proceeds from sale of assets	7,533	—
Proceeds from sale of equipment	959	4,434
Investment in unconsolidated entities	—	(49)
Net Cash Used In Investing Activities	(55,764)	(63,050)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	383,757	492,344
Principal payments on long-term debt	(491,669)	(485,796)
Payment of financing costs	(10,588)	(14,089)
Proceeds from exercise of share based awards	476	260
Excess tax benefit on the vesting of restricted stock	129	—
Net Cash Used In Financing Activities	(117,895)	(7,281)
Cash Provided By Discontinued Operations	126,350	6,442
Net (decrease) increase in cash and cash equivalents	(218)	197
Cash and cash equivalents, beginning of period	2,035	1,838
Cash and cash equivalents, end of period	$1,817	$2,035
Supplemental Disclosures:
Cash interest	$44,291	$35,583
Cash income taxes, net of refunds	$1,480	$234

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

Note 1:   Discontinued Operations

On January 23, 2011 we entered into a purchase and sale agreement and related agreements to sell select non-integrated recycling assets and select intellectual property assets to a new company formed by Pegasus Capital Advisors, L.P. and Intersection, LLC for $130,400 in gross proceeds.  We completed the transaction on March 1, 2011 for $134,195 in gross cash proceeds, including a $3,795 working capital and other purchase price adjustments, which is subject to further adjustment, as defined in the purchase and sale agreement.  After netting transaction costs and cash taxes payable in conjunction with the divestiture, net cash proceeds amounted to approximately $122,953. This resulted in a gain on disposal of discontinued operations (net of tax) of $45,737 and $43,718 in the three and twelve months ended April 30, 2011 and (loss) income from discontinued operations (net of tax) of ($1,467), $152, ($941) and $1,551 for the three and twelve months ended April 30, 2011 and 2010, respectively.

We completed the divestiture of the assets of our Trilogy Glass operation in the third quarter of fiscal year 2011 for $1,840 in cash.  This resulted in a loss on disposal of discontinued operations (net of tax) amounting to $164 and $128 in the three and twelve months ended April 30, 2011 and income (loss) from discontinued operations (net of tax) of $326, ($201), ($517) and ($752) for the three and twelve months ended April 30, 2011 and 2010, respectively.

During the fourth quarter of fiscal year 2008, we terminated our operation of MTS Environmental, a soils processing operation in the Eastern region. A charge was recorded amounting to $3,247 associated with the abandonment. Included in this charge was the write off of the carrying value of assets along with costs associated with vacating the site. A loss amounting to $1,939 (net of tax) had been recorded as loss on disposal of discontinued operations in fiscal year 2008.  We recorded the true-up of certain contingent liabilities associated with the obligations at the site resulting in a gain on disposal of discontinued operations (net of tax) of $45 for the three and twelve months ended April 30, 2010.

In fiscal year 2010 we completed divestitures and closed operations resulting in a gain on disposal of discontinued operations (net of tax) of $807 and $1,135 for the three and twelve months ended April 30, 2010 and income from discontinued operations (net of tax) of $0 and $212 for the three and twelve months ended April 30, 2010.  We received cash proceeds of $1,750 related to these divestiture transactions.

The operating results of these operations for the three and twelve months ended April 30, 2011 and 2010, including those related to prior years, have been reclassified from continuing to discontinued operations in the accompanying Condensed Consolidated Financial Statements.  Revenues and (loss) income before income taxes attributable to discontinued operations for the three and twelve months ended April 30, 2011 and 2010, respectively, are as follows:

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2011	2010	2011	2010
Revenues	$6,388	$18,026	$62,510	$66,242
(Loss) income before income taxes	$(1,935)	$(23)	$(2,258)	$1,931

Note 2:   Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, one-time discretionary bonus charge, severance and reorganization charges, goodwill impairment charges, asset impairment charges, environmental remediation charges, as well as, bargain purchase gain (Adjusted EBITDA) which is a non-GAAP measure.  We also disclose Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures, less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sales of assets and property and equipment, which is a non-GAAP measure.  Adjusted EBITDA is reconciled to net income (loss), while Free Cash Flow is reconciled to Net Cash Provided by Operating Activities.

We present Adjusted EBITDA and Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. Management uses these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, provides investors the benefit of viewing our performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP in the U.S. Adjusted EBITDA and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP in the U.S., and may be different from Adjusted EBITDA or Free Cash Flow presented by other companies.

Following is a reconciliation of Adjusted EBITDA to Net Income (Loss):

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2011	2010	2011	2010

Net Income (Loss) Applicable to Common Stockholders	$48,849	$(5,153)	$38,428	$(13,858)
Loss (income) from discontinued operations, net	1,141	49	1,458	(1,011)
Gain on disposal of discontinued operations, net	(45,573)	(852)	(43,590)	(1,180)
(Benefit) provision for income taxes	(26,356)	793	(24,217)	2,242
Interest expense, net	10,826	11,870	45,858	44,265
Depreciation and amortization	13,484	14,292	58,261	63,619
Other expense, net	8,465	1,026	10,626	2,355
Bargain purchase gain	(2,975)	—	(2,975)	—
Environmental remediation charge	549	335	549	335
Asset impairment charge	3,654	—	3,654	—
Severance and reorganization charge	—	107	—	185
One-time discretionary bonus charge	3,550	—	3,550	—
Depletion of landfill operating lease obligations	1,865	1,931	7,878	6,867
Interest accretion on landfill and environmental remediation liabilities	844	838	3,331	3,506
Adjusted EBITDA (2)	$18,323	$25,236	$102,811	$107,325

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2011	2010	2011	2010
Net Cash Provided by Operating Activities	$1,837	$20,384	$47,091	$64,086
Capital expenditures	(13,806)	(14,388)	(55,249)	(52,834)
Payments on landfill operating lease contracts	(678)	(5,934)	(5,655)	(13,737)
Proceeds from sale of assets and property and equipment	328	1,652	8,492	4,434
Assets acquired through financing leases	—	—	—	(404)
Free Cash Flow (2)	$(12,319)	$1,714	$(5,321)	$1,545

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and twelve months ended April 30, 2011 and 2010 are as follows:

	Three Months Ended April 30,
	2011	% of Total Revenue	2010	% of Total Revenue
Collection	$47,264	43.1%	$48,655	43.2%
Disposal	22,332	20.4%	25,032	22.2%
Power/LFGTE	5,934	5.4%	6,935	6.2%
Processing and recycling	13,082	11.9%	12,691	11.3%
Solid waste operations	88,612	80.8%	93,313	82.9%
Major accounts	9,916	9.1%	9,776	8.6%
Recycling	11,021	10.1%	9,606	8.5%
Total revenues	$109,549	100.0%	$112,695	100.0%

	Twelve Months Ended April 30,
	2011	% of Total Revenue	2010	% of Total Revenue
Collection	$199,892	42.9%	$204,241	44.6%
Disposal	106,572	22.9%	107,398	23.5%
Power/LFGTE	25,090	5.4%	27,778	6.1%
Processing and recycling	50,590	10.9%	44,081	9.6%
Solid waste operations	382,144	82.1%	383,498	83.8%
Major accounts	40,363	8.6%	38,677	8.5%
Recycling	43,557	9.3%	35,467	7.7%
Total revenues	$466,064	100.0%	$457,642	100.0%

Components of revenue growth for the three months ended April 30, 2011 compared to the three months ended April 30, 2010 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$570	1.2%	0.6%	0.5%
Disposal	(334)	-1.3%	-0.4%	-0.3%
Power/LFGTE	45	0.6%	0.1%	0.0%
Processing and recycling	78	0.6%	0.1%	0.1%
Solid Waste Yield	359		0.4%	0.3%

Volume	(3,339)		-3.6%	-3.0%
Commodity price & volume	(612)		-0.6%	-0.5%
Acquisitions & divestitures	(1,111)		-1.2%	-1.0%
Closed landfill	2		0.0%	0.0%
Total Solid Waste	(4,701)		-5.0%	-4.2%

Major Accounts	140			0.1%

		% of Recycling Operations
Recycling Operations:
Commodity price	2,167	22.5%	1.9%
Commodity volume	(752)	-7.8%	-0.6%
Total Recycling	1,415	14.7%	1.3%

Total Company	$(3,146)		-2.8%

Solid Waste Internalization Rates by Region:

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2011	2010	2011	2010
Eastern region	54.0%	54.7%	54.3%	52.0%
Western region	72.2%	74.0%	74.1%	73.7%
Solid waste internalization	63.5%	64.4%	64.8%	65.0%

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

GreenFiber Financial Statistics - as reported (1):

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2011	2010	2011	2010
Revenues	$18,415	$20,240	$84,903	$102,785
Net loss	(3,120)	(2,747)	(8,191)	(5,380)
Cash flow from (used in) operations	2,160	808	(444)	6,050
Net working capital changes	2,952	1,071	(2,064)	(20)
Adjusted EBITDA	$(792)	$(263)	$1,620	$6,070

As a percentage of revenues:

Net loss	-16.9%	-13.6%	-9.6%	-5.2%
Adjusted EBITDA	-4.3%	-1.3%	1.9%	5.9%

(1)  We hold a 50% interest in US Green Fiber, LLC (“GreenFiber”), a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2011	2010	2011	2010
Growth Capital Expenditures:
Landfill Development	$199	$701	$608	$1,727
Landfill Gas to Energy Project	1,050	—	1,050	—
MRF Equipment Upgrades	303	—	303	—
Other	76	572	842	2,460
Total Growth Capital Expenditures	1,628	1,273	2,803	4,187

Maintenance Capital Expenditures:
Vehicles, Machinery / Equipment and Containers	3,805	5,260	18,482	14,054
Landfill Construction & Equipment	6,850	7,231	29,720	30,700
Facilities	1,173	272	3,025	2,858
Other	350	352	1,219	1,035
Total Maintenance Capital Expenditures	12,178	13,115	52,446	48,647

Total Capital Expenditures	$13,806	$14,388	$55,249	$52,834

(1) Our capital expenditures are broadly defined as pertaining to either growth or maintenance activities.  Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities.  Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities.  Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence.

2